UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.

On August 1, 2013, the Board of Directors of Hasbro, Inc. (the "Company") authorized the repurchase of up to an additional $500 million in aggregate principal amount of the Company's common stock, par value $.50 per share ("Common Stock").  The authorization is in addition to the amount remaining under the share repurchase previously authorized in May 2011.  These shares may be purchased in the open market or through privately negotiated transactions.  The Company has no obligation to repurchase shares under the authorization, and the timing, actual number and value of shares which are repurchased will depend on a number of factors, including the price of the Company's Common Stock.  The Company may suspend or discontinue its repurchase program at any time.
On August 1, 2013, the Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.40 per share of Common Stock.  The dividend will be payable on November 15, 2013 to shareholders of record at the close of business on November 1, 2013.
The press release announcing the additional share repurchase authorization and the quarterly cash dividend is attached hereto as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Hasbro, Inc. Press Release, dated August 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: August 1, 2013

EXHIBIT INDEX
Exhibit No.	Description
99.1	Hasbro, Inc. Press Release, dated August 1, 2013.